Exhibit 99.1

Ascent Solar Technologies, Inc. Announces Pricing of $2.0 Million Public Offering

THORNTON, Colo., June 27, 2025 (GLOBE NEWSWIRE) -- Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (“Ascent” or the “Company”), the leading U.S. innovator in the design and manufacture of featherweight, flexible, and durable CIGS thin-film photovoltaic (PV) solutions, today announced the pricing of a public offering of an aggregate of 1,000,000 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 1,000,000 shares of common stock (the “Warrants”), at a combined public offering price of $2.00 per share (or per pre-funded warrants in lieu thereof) and accompanying Warrant. The Warrants will have an exercise price of $2.00 per share, will be exercisable immediately upon issuance, and will expire on the five-year anniversary of the initial issuance date. The closing of the offering is expected to occur on or about June 30, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be $2.0 million before deducting the placement agent's fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital, product development activities, general and administrative expenses and other general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-288300), which was declared effective by the Securities and Exchange Commission (the "SEC") on June 27, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov and a final prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC's website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ascent Solar Technologies, Inc.

Backed by 40 years of R&D, 15 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in environments where mass, performance, reliability, and resilience matter. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial/commercial construction as well as an extensive range of consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s research and development center and 5-MW nameplate production facility is in Thornton, Colorado. To learn more, visit https://www.ascentsolar.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements, including market and other conditions. We have based these forward-looking statements on our current assumptions, expectations, and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "will," "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading "Risk Factors" in our most recently filed reports on Forms 10-K and 10-Q.

Media Contact

Spencer Herrmann

FischTank PR

ascent@fischtankpr.com